EXHIBIT 4.3


                                                                 EXECUTION COPY


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                               ABN AMRO BANK N.V.

                                   as Issuer,

                             ABN AMRO HOLDING N.V.

                                 as Guarantor,

                                      and

                              THE BANK OF NEW YORK

                                   as Trustee

            -------------------------------------------------------

                          FIRST SUPPLEMENTAL INDENTURE

                         dated as of February 3, 2004

                                       to

                                   INDENTURE

                            dated as of June 2, 2003


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                                                                 EXECUTION COPY

     FIRST SUPPLEMENTAL INDENTURE ("First Supplemental Indenture"), dated as of February 3, 2004, among ABN AMRO BANK N.V., a public limited liability company incorporated under the laws of The Netherlands (the "Issuer"), ABN AMRO Holding N.V., a public limited liability company incorporated under the laws of The Netherlands (the "Guarantor") and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Trustee").

     Capitalized terms used herein and not otherwise defined herein have the meanings assigned to those terms in the Indenture (as defined below).

                                   WITNESSETH

     WHEREAS, the Issuer and the Trustee have executed and delivered an Indenture, dated as of June 2, 2003 (the "Base Indenture" and together with this First Supplemental Indenture, the "Indenture") to provide for the issuance of the Issuer's Subordinated Notes;

     WHEREAS, Section 7.01 of the Indenture permits the Issuer and the Trustee to enter into a supplemental indenture to make any provisions as the Issuer may deem necessary or desirable, provided that no such action shall adversely affect the interests of the Holders of the Subordinated Notes, without the consent of any Holder;

     WHEREAS, the parties hereto desire to make the Guarantor a guarantor of the Subordinated Notes;

     WHEREAS, the Guarantor desires to guarantee the Issuer's obligations under the Subordinated Notes;

     WHEREAS, the Issuer and the Guarantor have requested that the Trustee execute and deliver this First Supplemental Indenture and all requirements necessary to make this First Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, have been done and performed, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects.

     NOW, THEREFORE,

     With respect to the Subordinated Notes issued under the Indenture on or after the date hereof, the Issuer, Guarantor and the Trustee mutually covenant and agree as follows:


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                                   ARTICLE 1
                                  DEFINITIONS

     Section 1.01. Definition Of Terms. For all purposes of this First Supplemental Indenture:

     (a) Capitalized terms used herein without definition shall have the meanings specified in the Base Indenture;

     (b) a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

     (c) the singular includes the plural and vice versa;

     (d) headings are for convenience of reference only and do not affect interpretation;

     (e) the following terms shall be added in appropriate alphabetical order to Section 1.01 of the Base Indenture:

     "Guarantee" means the unconditional guarantee of the payment by the Guarantor of the principal of, any premium or interest on, and any additional amounts with respect to the Subordinated Notes.

     ""Guarantor" means ABN AMRO Holding N.V. until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter "Guarantor" shall mean such successor Person.

     "Guarantor's Board" means the Managing Board of the Guarantor.

     "Guarantor's Officer's Certificate" means a certificate (i) signed by any officer or officers authorized by the Guarantor's Board to execute any such certificate and (ii) delivered to the Trustee. Each such certificate shall comply with the requirements of Section 314(e) of the Trust Indenture Act and include the statements provided for in Section 9.07 hereof.

     "Guarantor's Senior Debt" means the principal of (and premium, if any) and interest, if any, on all obligations and indebtedness (other than any Subordinated Notes) of, or guaranteed or assumed by, the Guarantor that are for the claims of depositors, unsubordinated claims with respect to the repayment of borrowed money or are other unsubordinated claims evidenced by bonds, debentures, notes or other similar instruments, in each case whether outstanding on the date of this Indenture or thereafter created, incurred, assumed or guaranteed, and all amendments, renewals, extensions, modifications and refundings of such indebtedness and obligations, unless in any such case the instrument by which such indebtedness or obligations are created, incurred,


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assumed or guaranteed by the Guarantor, or are evidenced, provides that they are subordinate, or not superior, in right of payment to the Subordinated
Notes."

                                   ARTICLE 2
                          AMENDMENTS TO BASE INDENTURE

     Section 2.01. Registration, Transfer and Exchange.

     Section 2.06 of the Base Indenture is amended so that paragraph 9 of such Section reads:

     "All Subordinated Notes issued upon any transfer or exchange of Subordinated Notes shall be valid obligations of the Issuer and the Guarantor, respectively, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Subordinated Notes surrendered upon such transfer or exchange."

     Section 2.02. Mutilated, Defaced, Destroyed, Lost and Stolen Subordinated Notes.

     Section 2.07 of the Base Indenture is hereby replaced in its entirety with the following:

     "Section 2.07. Mutilated, Defaced, Destroyed, Lost and Stolen Subordinated Notes. In case any temporary or definitive Subordinated Note shall become mutilated, defaced or be destroyed, lost or stolen, the Issuer in its discretion may execute, and upon the written request of any officer of the Issuer, the Trustee shall authenticate and deliver, a new Subordinated Note, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Subordinated Note, or in lieu of and substitution for the Subordinated Note so destroyed, lost or stolen. In every case the applicant for a substitute Subordinated Note shall furnish to the Issuer, the Guarantor and to the Trustee and any agent of the Issuer, the Guarantor or the Trustee such security or indemnity as may be required by them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the destruction, loss or theft of such Subordinated Note and of the ownership thereof and in the case of mutilation or defacement shall surrender the Subordinated Note to the Trustee or such agent.

     Upon the issuance of any substitute Subordinated Note, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee or its agent) connected therewith. In case any Subordinated Note which has matured or is about to mature or has been called for


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redemption in full shall become mutilated or defaced or be destroyed, lost or stolen, the Issuer may instead of issuing a substitute Subordinated Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Subordinated Note), if the applicant for such payment shall furnish to the Issuer, the Guarantor and to the Trustee and any agent of the Issuer, the Guarantor or the Trustee such security or indemnity as any of them may require to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Issuer, the Guarantor and the Trustee and any agent of the Issuer, the Guarantor or the Trustee evidence to their satisfaction of the destruction, loss or theft of such Subordinated Note and of the ownership thereof and, in the case of mutilation or defacement shall surrender the Subordinated Note to the Trustee or such agent.

     Every substitute Subordinated Note issued pursuant to the provisions of this section by virtue of the fact that any such Subordinated Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Issuer and the Guarantor, whether or not the destroyed, lost or stolen Subordinated Note shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Subordinated Notes duly authenticated and delivered hereunder. If required by the Trustee, the Issuer or the Guarantor, an Indemnity must be furnished that is sufficient in the judgment of each of the Trustee, the Issuer and the Guarantor to protect the Issuer, Guarantor and Trustee from any loss they may suffer if a Subordinated Note is replaced. All Subordinated Notes shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced or destroyed, lost or stolen Subordinated Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender."

     Section 2.03. Cancellation of Subordinated Notes.

     Section 2.08 of the Base Indenture is hereby amended so that the last sentence of such Section reads:

     "If the Issuer or the Guarantor shall acquire any of the Subordinated Notes, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Subordinated Notes unless and until the same are delivered to the Trustee for cancellation."


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     Section 2.04. Covenants.

     The title of Article 3 of the Base Indenture is hereby amended by deleting the words "of the Issuer."

     Section 2.05. Reports by the Guarantor.

     Section 3.07 of the Base Indenture is hereby replaced in its entirety with the following:

     "Section 3.07. Reports by the Guarantor. The Guarantor covenants to file with the Trustee, within 15 days after the Guarantor is required to file the same with the SEC, copies of the annual reports and of the information, documents, and other reports that the Guarantor may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 or pursuant to the SEC's rules or regulation. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer's or the Guarantor's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer's Certificates)."

     Section 2.06. Event of Default.

     The first two paragraphs of Section 4.01 of the Base Indenture are hereby replaced with the following:

     "Section 4.01. Event of Default. "Event of Default" with respect to Subordinated Notes wherever used herein, means each one of the following events which shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     (i) default is made in the payment of interest or principal in respect of the Subordinated Notes and such default continues for more than 30 days (a "Payment Default"), or

     (ii) the Issuer or the Guarantor is declared bankrupt; or (ii) a competent court has declared that the Issuer or the Guarantor is in a situation which requires special measures ("bijzondere voorzieningen") in the interests of all creditors, as referred to in Chapter X of the Dutch 1992 Act on the Supervision of the Credit System (Wet toezicht kredietwezen 1992), and for so long as such situation is in force (such situation being hereinafter referred to as a "Moratorium"); or (iii) an order is made or an effective resolution is passed for the winding up or liquidation of the Issuer or the Guarantor (unless this is done in


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connection with a merger, consolidation or other form of combination with another company and such company assumes all obligations of the Issuer under the Subordinated Notes) (each, a "Bankruptcy Default").

     In the case of a Bankruptcy Default, the Subordinated Notes shall become forthwith due and payable at the Redemption Amount, together with any accrued interest to the date of repayment, without presentment, demand, protest or other notice of any kind. In the case of a Payment Default, the sole remedy available to any Noteholder for recovery of amounts owing in respect of any payment of principal of or interest on the Subordinated Notes will be the institution of proceedings against the Issuer or the Guarantor as such Noteholder may think fit to enforce such payment; provided that the Issuer or the Guarantor shall not by virtue of the institution of any such proceedings be obliged to pay any sum or sums sooner than the same would otherwise have been payable by the Issuer or the Guarantor."

     Section 2.07. Collection of Indebtedness by Trustee; Trustee May Prove
Debt.

     The lead-in to, and the first subparagraph (a) of, the fourth paragraph of
Section 4.02 of the Base Indenture are hereby amended as follows:

     "In case there shall be pending proceedings relative to the Issuer or the Guarantor under any bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or the Guarantor or its property, or in case of any other comparable judicial proceedings relative to the Issuer or the Guarantor, or to the creditors or property of the Issuer or the Guarantor, the Trustee, irrespective of whether the principal of the Subordinated Notes shall then be due and payable, whether upon maturity of the Subordinated Notes or upon any redemption or otherwise, and, irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 4.02, shall be entitled and empowered, by intervention in such proceedings or otherwise:

     (a) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Subordinated Notes, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor trustee, except as a result of negligence or bad faith) and of the Noteholders allowed in any judicial proceedings relative to the Issuer or the Guarantor, or to the creditors or property of the Issuer or the Guarantor;"


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     Section 2.08. Restoration of Rights on Abandonment of Proceedings.

     Section 4.05 of the Base Indenture is hereby amended by (i) adding the phrase ", the Guarantor" immediately following the word "Issuer" in the fifth line thereof and (ii) adding the phrase ", the Guarantor" immediately following the word "Issuer" in the sixth line thereof.

     Section 2.09. Waiver of Past Defaults.

     The last sentence of the first paragraph of Section 4.10 of the Base Indenture is hereby amended to read:

     "In the case of any such waiver, the Issuer, the Guarantor, the Trustee and the Noteholders shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon."

     Section 2.10. Certain Rights of the Trustee.

     (a) Section 5.04(a) of the Base Indenture is hereby amended to include the phrase ", Guarantor's Officer's Certificate" immediately following the phrase "Officer's Certificate" in the second line thereof.

     (b) Section 5.04(b) of the Base Indenture is hereby replaced in its entirety by the following:

     "(b) any request, direction, order or demand of the Issuer or the Guarantor mentioned herein shall be sufficiently evidenced by an Officer's Certificate or a Guarantor's Officer's Certificate, as the case may be (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board or of the Guarantor's Board may be evidenced to the Trustee by a copy thereof certified by the secretary or an assistant secretary of the Issuer or of the Guarantor, as the case may be;"

     Section 2.11. Trustee and Agents May Hold Subordinated Notes; Collections, etc.

     Section 5.06 of the Base Indenture is hereby amended by (i) adding the phrase "or of the Guarantor" immediately following the word "Issuer" in the first line thereof and (ii) adding the phrase "or the Guarantor" immediately following the word "Issuer" in the fifth and sixth lines thereof.

     Section 2.12. Monies Held by Trustee.

     Section 5.07 of the Base Indenture is hereby replaced in its entirety with the following:


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     "Section 5.07. Monies Held by Trustee. Subject to the provisions of
Section 8.04 hereof, all monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Neither the Trustee nor any agent of the Issuer or of the Guarantor or the Trustee shall be under any liability for interest on any monies received by it hereunder."

     Section 2.13. Compensation and Indemnification of Trustee and its Prior Claim.

     The last two sentences of Section 5.08 of the Base Indenture are hereby replaced with the following:

     "Each of the Issuer and the Guarantor covenants to indemnify the Trustee and each predecessor trustee for, and to hold it harmless against, any loss, liability or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and the performance of its duties hereunder, including the costs and expenses of defending itself against or investigating any claim (whether asserted by the Issuer, the Guarantor, or any holder of Subordinated Notes or any other person) or liability, except to the extent such loss liability or expense is due to the negligence or bad faith of the Trustee. The obligation of the Issuer under this section to compensate and indemnify the Trustee and each predecessor trustee and to pay or reimburse the Trustee and each predecessor trustee for expenses, disbursements and advances, and the obligation of the Guarantor under this section to indemnify for such, shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. Such additional indebtedness shall be a senior claim to that of the Subordinated Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Subordinated Notes, and the Subordinated Notes are hereby subordinated to such senior claim."

     Section 2.14. Resignation and Removal; Appointment of Successor Trustee.

     Sub-paragraph (c) of Section 5.11 of the Base Indenture is hereby replaced with the following:

     "(c) The Holders of a majority in aggregate principal amount of the then Outstanding Subordinated Notes may at any time remove the Trustee with respect to Subordinated Notes and appoint a successor trustee with respect to the Subordinated Notes by delivering to the Trustee so removed, to the successor


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trustee so appointed and to the Issuer and the Guarantor the evidence provided for in Section 6.01 of the action in that regard taken by the Noteholders."

     Section 2.15. Acceptance of Appointment by Successor Trustee.

     The first paragraph of Section 5.12 of the Base Indenture is hereby replaced with the following:

     "Section 5.12. Acceptance of Appointment By Successor Trustee. Any successor trustee appointed as provided in Section 5.11 shall execute and deliver to the Issuer, the Guarantor and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee hereunder; but, nevertheless, on the written request of the Issuer, the Guarantor or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall, subject to Section 8.04 pay over to the successor trustee all monies at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Issuer shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 5.08."

     Section 2.16. Holders to be Treated as Owners.

     The first sentence of Section 6.03 of the Base Indenture is hereby amended to read:

     "Section 6.03. Holders to be Treated as Owners. The Issuer, the Guarantor, the Trustee and any agent of the Issuer, the Guarantor or the Trustee may deem and treat the person in whose name any Subordinated Note shall be registered upon the Register as the absolute owner of such Subordinated Note (whether or not such Subordinated Note shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest on such Subordinated Note and for all other purposes; and neither the Issuer, the Guarantor nor the Trustee nor any agent of the Issuer, the Guarantor or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Subordinated Note."


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     Section 2.17. Subordinated Notes Owned by Issuer Deemed Not Outstanding.

     The first two sentences of Section 6.04 of the Base Indenture are hereby replaced with the following:

     "Section 6.04. Subordinated Notes Owned by Issuer Deemed Not Outstanding. In determining whether the Holders of the requisite aggregate principal amount of Outstanding Subordinated Notes have concurred in any direction, consent or waiver under this Indenture, Subordinated Notes which are owned by the Issuer or the Guarantor with respect to which such determination is being made or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or the Guarantor with respect to which such determination is being made shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver only Subordinated Notes which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Subordinated Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Subordinated Notes and that the pledgee is not the Issuer or the Guarantor or any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or the Guarantor."

     Section 2.18. Right Of Revocation Of Action Taken.

     Section 6.05 of the Base Indenture is hereby amended by inserting the words "the Guarantor" after the words "the Issuer" in the last sentence thereof.

     Section 2.19. Without Consent of Noteholder. The first two paragraphs of
Section 7.01 of the Base Indenture are hereby amended to read:

     "Section 7.01. Without Consent of Noteholders.

     The Issuer, when authorized by a resolution of its Board, the Guarantor, when authorized by a resolution of the Guarantor's Board, (each of which resolutions may provide general authorization for such action and may provide that the specific terms of such action may be determined by officers authorized thereby) and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto and amend or supplement this Indenture, the Subordinated Notes or the Guarantees for one or more of the following purposes: to cure any ambiguity; to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture; to make such other provisions in regard to matters or questions arising


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under this Indenture or under any supplemental indenture as the Board may deem necessary or desirable and which shall not adversely affect the interests of the Noteholders in any material respect and to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA.

     The Trustee is hereby authorized to join with the Issuer and the Guarantor in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise."

     Section 2.20. With Consent of Noteholders. Section 7.02 of the Base Indenture is hereby replaced in its entirety with the following:

     "Section 7.02. With Consent of Noteholders.

     With the consent (evidenced as provided in Section 6.01) of the Holders of not less than a majority in aggregate principal amount of the then Outstanding Subordinated Notes (voting as a single class), the Issuer, when authorized by a resolution of its Board, the Guarantor, when authorized by a resolution of the Guarantor's Board (each of which resolutions may provide general authorization for such action and may provide that the specific terms of such action may be determined by officers authorized thereby), and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture, the Subordinated Notes or the Guarantees or of modifying in any manner the rights of the Noteholders; provided, that no such supplemental indenture shall (i) modify the final maturity of any Subordinated Note; (ii) reduce the principal amount or Redemption Amount payable in respect of a Subordinated Note; (iii) modify the rate or extend the time of payment of interest thereon; (iv) make the principal thereof (including any amount in respect of OID), or interest thereon, payable in any coin or currency or modify any provisions for converting any currency into any other currency other than as provided in the Subordinated Notes or in the Indenture; (v) reduce the amount of the principal of an OID Subordinated Note that would be due and payable upon an Event of Default; (vi) impair the right of any Noteholder to institute suit for the payment of any amount due on a Subordinated Note without the consent of such Noteholder; (vii) modify the quorum required at any meeting of Noteholders or the majority required to pass an Extraordinary Resolution; or (viii) waive the applicability of the Guarantees, in each case without the consent of one or more persons holding or representing not less than 100% in principal amount of the then Outstanding Subordinated Notes.


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     Upon the request of the Issuer or the Guarantor, accompanied by a copy of a resolution of the Board or the Guarantor's Board (each of which resolutions may provide general authorization for such action and may provide that the specific terms of such action may be determined by officers authorized thereby) certified by the secretary or an assistant secretary of the Issuer or the Guarantor authorizing the execution of any such supplemental indenture and upon the filing with the Trustee of evidence of the consent of Noteholders as aforesaid and other documents, if any, required by Section 6.01, the Trustee shall join with the Issuer and the Guarantor in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

     It shall not be necessary for the consent of the Noteholders under this section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

     Promptly after the execution by the Issuer, the Guarantor and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Trustee shall give notice thereof by (a) first class or equivalent mail to the Noteholders at their addresses as they shall appear on the Register or (b) by any other means set forth in such supplemental indenture, setting forth in general terms the substance of such supplemental indenture. Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture."

     Section 2.21. Effect of Supplemental Indenture. Section 7.03 of the Base Indenture is hereby replaced in its entirety with the following:

     "Section 7.03. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuer, the Guarantor and the Noteholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes."

     Section 2.22. Noteholder Communications.

     Section 9.02 of the Base Indenture is hereby replaced in its entirety with the following:

     "Section 9.02. Noteholder Communications. The rights of Holders to communicate with other Holders with respect to the Indenture or the Subordinated


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Notes are as provided by the TIA, and the Issuer, the Guarantor and the Trustee
shall comply with the requirements of Sections 312(a) and 312(b) of the TIA. Neither the Issuer, the Guarantor nor the Trustee will be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the TIA."

     Section 2.23. Incorporators, Stockholders, Members, Officers and Directors of Issuer Exempt from Individual Liability.

     Section 9.03 of the Base Indenture is hereby replaced in its entirety with the following:

     "Section 9.03. Incorporators, Stockholders, Officers and Directors of Issuer Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Subordinated Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future stockholder (except in a stockholder's capacity as Guarantor), officer or director, as such, of the Issuer or the Guarantor or of any successor, either directly or through the Issuer or the Guarantor, or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Subordinated Notes by the Holders thereof and as part of the consideration for the issue of the Subordinated Notes."

     Section 2.24. Successors and Assigns of Issuer and Guarantor Bound by Indenture.

     Section 9.05 of the Base Indenture is hereby replaced in its entirety with the following:

     "Section 9.05. Successors and Assigns of Issuer and Guarantor Bound by Indenture. All the covenants, stipulations, promises and agreements in this Indenture contained by or in behalf of the Issuer or the Guarantor shall bind their respective successors and assigns, whether so expressed or not."

     Section 2.25. Notices and Demands on Issuer, Guarantor, Trustee and Noteholders.

     Section 9.06 of the Base Indenture is hereby replaced in its entirety with the following:

     "Section 9.06 Notices and Demands on Issuer, Guarantor, Trustee and Noteholders. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Noteholders to or on the Issuer or the Guarantor may be given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein) addressed (until another address is filed by the Issuer or the Guarantor with the Trustee) to ABN AMRO BANK N.V.or ABN AMRO HOLDING N.V., as the case may be, at the following address:

         ABN AMRO BANK N.V./ABN AMRO HOLDING N.V.
         Gustav Mahlerlaan 10
         1082 PP Amsterdam
         The Netherlands
         Attention: Group Asset & Liability Management

     Any notice, direction, request or demand by the Issuer, the Guarantor or any Noteholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made to its Corporate Trust Office.

     Where this Indenture provides for notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder entitled thereto, at his last address as it appears in the Register. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Issuer, the Guarantor and Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice."

     Section 2.26. Officers' Certificates and Opinions of Counsel Statements to Be Contained Therein.

     (a) The first paragraph of Section 9.07 of the Base Indenture is hereby replaced in its entirety with the following:

     "Section 9.07. Officers' Certificates and Opinions of Counsel; Statements to Be Contained Therein. Upon any application or demand by the Issuer or the Guarantor to the Trustee to take any action under any of the provisions of this Indenture, the Issuer or the Guarantor, as the case may be, shall furnish to the Trustee an Officer's Certificate or a Guarantor's Officer's Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished."

     (b) The third paragraph of Section 9.07 of the Base Indenture is hereby replaced in its entirety with the following:

     "Any certificate, statement or opinion of an officer of the Issuer or the Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, information with respect to which is in the possession of the Issuer or the Guarantor, upon the certificate, statement or opinion of or representations by an officer or officers of the Issuer or the Guarantor, as the case may be, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous."

     (c) The fourth paragraph of Section 9.07 of the Base Indenture is hereby amended by adding the phrase "or the Guarantor" immediately following the word "Issuer" in the fourth line thereof.

     Section 2.27. Submission to Jurisdiction.

     Section 9.13 of the Base Indenture is hereby replaced in its entirety with the following:

     "Section 9.13. Submission to Jurisdiction. Each of the Issuer and the Guarantor agrees that (i) any legal suit, action or proceeding arising out of or based upon this Indenture may be instituted in any Federal or state court located in the State of New York, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Each of the Issuer and the Guarantor irrevocably waives any immunity to jurisdiction to which it may otherwise be entitled or become entitled (including sovereign immunity, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Indenture or the transactions contemplated hereby which is instituted in any New York court or in any competent court in The Netherlands. Process on either the Issuer or the Guarantor may be served in any such action arising out of or based on this Indenture which may be instituted in any New York court upon the General Counsel of the Issuer's representative office in New York, located at ABN AMRO Bank N.V., New York branch, 500 Park Avenue, New York, New York 10022. Each of the Issuer and the Guarantor hereby expressly consents to the jurisdiction of the Federal and state courts located in the State of New York in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. In the event that the Issuer or the Guarantor no longer has a representative office in New York, New York, each of the Issuer and the Guarantor, respectively, covenants and agrees that it will appoint another party with an address in the State of New York as its authorized agent and that such appointment shall be irrevocable. Service of process upon the General Counsel of the Issuer's representative office in New York (or such other party as may be appointed as agent for service of process) and written notice of such service to the Issuer or the Guarantor shall be deemed, in every respect, effective service of process upon the Issuer or the Guarantor, respectively."

     Section 2.28. Currency Indemnity.

     Section 9.14 of the Base Indenture is hereby replaced in its entirety with the following:

     "Section 9.14. Currency Indemnity. If, under any applicable law and whether pursuant to a judgment being made or registered against the Issuer or the Guarantor or in the liquidation, insolvency or analogous process of the Issuer or the Guarantor or for any other reason, any payment under or in connection with this Indenture is made or falls to be satisfied in a currency (the "other currency") other than U.S. Dollars (the "required currency") under this Indenture, then, to the extent that the payment (when converted into the required currency at the rate of exchange on the date of payment or, if it is not practicable for the Trustee or the relevant paying agent to purchase the required currency with the other currency on the date of payment, at the rate of exchange as soon thereafter as it is practicable for it to do so or, in the case of a liquidation, insolvency or analogous process at the rate of exchange on the latest date permitted by applicable law for the determination of liabilities in such liquidation, insolvency or analogous process) actually received by the Trustee or the relevant paying agent falls short of the amount due under the terms of this Indenture, each of the Issuer and the Guarantor shall, as a separate and independent obligation, indemnify and hold harmless the Trustee and each paying agent against the amount of such shortfall. For the purpose of this Section 9.14, "rate of exchange" means the rate at which the Trustee Agent or the relevant paying agent is able on the relevant date to purchase the required currency with the other currency and shall take into account any premium and other costs of exchange."

     Section 2.29. Purchases.

     The first paragraph of Section 10.03 of the Base Indenture is hereby replaced with the following:

     "Section 10.03. Purchases.

     The Issuer or the Guarantor or any of their subsidiaries may at any time purchase Subordinated Notes at any price in the open market or otherwise. Such Subordinated Notes may be held, re-issued, resold or, at the option of the Issuer or the Guarantor, surrendered to the Trustee for cancellation."

     Section 2.30. Guarantee and Indemnity.

     The following Article 12 is hereby inserted into the Indenture:


                                  "ARTICLE 12
                            GUARANTEE AND INDEMNITY

     Section 12.01. The Guarantee. The Guarantor hereby unconditionally guarantees, jointly and severally, to each Holder of a Subordinated Note authenticated and delivered by the Trustee and to the Trustee the due and punctual payment of the principal of, any premium and interest on, and any additional amounts with respect to such Subordinated Note when and as the same shall become due and payable, whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such Subordinated Note and of this Indenture, as supplemented, and all other amounts owed by the Issuer thereunder. In case of the failure of the Issuer punctually to pay any such principal, premium, interest or additional amounts, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by the Issuer.

     Section 12.02. Guarantee Unconditional, Etc. The Guarantor hereby agrees that its obligations hereunder shall be as principal and not merely as surety, and shall be absolute, irrevocable and unconditional, irrespective of, and shall be unaffected by any failure to enforce the provisions of any Subordinated Note or this Indenture, or any waiver, modification, consent or indulgence granted with respect thereto by the Holder of such Subordinated Note or the Trustee, the recovery of any judgment against the Issuer or any action to enforce the same, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger, insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to any such Subordinated

Note or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged except by payment in full of the principal of, any premium and interest on, and any additional amounts and sinking fund payments required with respect to, the Subordinated Notes and the complete performance of all other obligations contained in the Subordinated Notes.

     Section 12.03. Reinstatement. This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment on any Subordinated Note, in whole or in part, is rescinded or must otherwise be restored to the Issuer or any Guarantor upon the bankruptcy, liquidation or reorganization of the Issuer or otherwise.

     Section 12.04. Subrogation. The Guarantor shall be subrogated to all rights of the Holder of any Subordinated Note against the Issuer in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of, any premium and interest on, and any additional amounts required with respect to, all Subordinated Notes shall have been paid in full.

     Section 12.05. Indemnity. As a separate and alternative stipulation, the Guarantor unconditionally and irrevocably agrees that any sum expressed to be payable by the Issuer under this Indenture or the Subordinated Notes but which is for any reason (whether or not now known or becoming known to the Issuer, the Guarantor, the Trustee or any Holder of any Subordinated Note) not recoverable from the Guarantor on the basis of a guarantee will nevertheless be recoverable from it as if it were the sole principal debtor and will be paid by it to the Trustee on demand. This indemnity constitutes a separate and independent obligation from the other obligations in this Indenture, gives rise to a separate and independent cause of action and will apply irrespective of any indulgence granted by the Trustee or any Holder of any Subordinated Note.

     Section 12.06. Assumption By Guarantor. (a) The Guarantor may, without the consent of the Holders, assume all of the rights and obligations of the Issuer hereunder under the Subordinated Notes if, after giving effect to such assumption, no Event of Default or event which with the giving of notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing. Upon such an assumption, the Guarantor shall execute a supplemental indenture evidencing its assumption of all such rights and obligations of the Issuer and the Issuer shall be released from its liabilities hereunder and under such Subordinated Notes as obligor on the Subordinated Notes.

     (b) The Guarantor shall assume all of the rights and obligations of the Issuer hereunder with respect to the Subordinated Notes if, upon a default by the Issuer in the due and punctual payment of the principal, premium, if any, or interest on such Subordinated Notes, the Guarantors are prevented by any court order or judicial proceeding from fulfilling its obligations under
Section 12.01 with respect to such Subordinated Notes. Such assumption shall result in the Subordinated Notes becoming the direct obligations of the Guarantor and shall be effected without the consent of the Holders of the Subordinated Notes. Upon such an assumption, the Guarantors shall execute a supplemental indenture evidencing their assumption of all such rights and obligations of the Issuer, and the Issuer shall be released from its liabilities hereunder and under such Subordinated Notes as obligor.

     Section 12.07. Agreement to Subordinate. Each Holder of any Subordinated Note by his acceptance thereof likewise covenants and agrees that the Guarantee shall be issued subject to the provisions of this Article; and each person holding any Subordinated Note, whether upon original issue or upon transfer, assignment or exchange thereof accepts and agrees that the claims of the holders of the Subordinated Notes against the Guarantor will, in the event of a Bankruptcy Default, be subordinated to the Guarantor's Senior Debt.

     By virtue of such subordination, payments by the Guarantor to a Noteholder will, in the event of Bankruptcy Default, only be made after, and any set-off by a Noteholder shall be excluded until, all obligations of the Guarantor resulting from deposits, unsubordinated claims with respect to the repayment of borrowed money and other unsubordinated claims have been satisfied.

     The Guarantor covenants and the Noteholders agree that the Guarantees constitute direct, unsecured and subordinated obligations of the Guarantor, and that the Guarantees rank pari passu among themselves and will rank at least pari passu with all other present and future unsecured and subordinated obligations of the Guarantor, save for those that have been accorded by law preferential rights.

     Section 12.08. Payments To Noteholders. In the event that a Bankruptcy Default occurs, then the holders of the Guarantor's Senior Debt shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all the Guarantor's Senior Debt (including any interest accruing thereon after the commencement of any such case or proceeding), or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of the Guarantor's Senior Debt, before the Noteholders are entitled to receive any payment under the Guarantee, and to that end the holders of the Guarantor's Senior Debt shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment of distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Guarantor being subordinated to the payment under the Guarantee, which may be payable or deliverable in respect of the Guarantee in any such case, proceeding, dissolution or other winding up event.

     In the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Noteholder shall have received any payment or distribution of assets of the Guarantor of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Guarantor being subordinated to the payment under the Guarantee, before all the Guarantor's Senior Debt is paid in full or payment thereof provided for, and if such fact shall, at or prior to the time of such payment or distribution, have been made known to the Trustee or, as the case may be, such Holder, than and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Guarantor for application to the payment of all the Guarantor's Senior Debt remaining unpaid, to the extent necessary to pay all the Guarantor's Senior Debt in full, after giving effect to any concurrent payment or distribution to or for the holders of the Guarantor's Senior Debt.

     For purposes of this Article only, the words "cash, property or securities" shall not be deemed to include shares of stock of the Guarantor as reorganized or readjusted, or securities of the Guarantor or any other corporation or other entity provided for by a plan of reorganization or readjustment which are subordinated in right of payment to all the Guarantor's Senior Debt which may at the time be outstanding to substantially the same extent as, or to a greater extent than, under the Guarantee are pursuant to the provisions in this Article. The consolidation of the Guarantor with, or the merger of the Guarantor into, another legal entity or the liquidation or dissolution of the Guarantor following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another legal entity shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this section if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, assume all obligations contracted by the Guarantor under the Guarantee.

     Section 12.09. No Payment When the Guarantor's Senior Debt is in Default. Subject to the last paragraph of this Section, (a) in the event and during the continuation of any default in the payment of principal of (or premium, if any) or interest on any of the Guarantor's Senior Debt beyond any applicable grace period with respect thereto (but not if such default in payment shall have been cured or waived or shall have ceased to exist), or (b) in the event that the holders of such of the Guarantor's Senior Debt (or a trustee on behalf of the holders thereof) have declared such of the Guarantor's Senior Debt due and payable prior to the date on which it would otherwise have become due and payable by reason of an event of default (but not if such declaration of acceleration has been rescinded or annulled), then no payment (including any payment which may be payable by reason of the payment of any other indebtedness of the Guarantor being subordinated to the payment under the Guarantee) shall be made by the Guarantor under the Guarantee.

     In the event that, notwithstanding the foregoing, the Guarantor shall make any payment to the Trustee or the Noteholder prohibited by the provisions of this Section, and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Guarantor.

     Section 12.10. Payment Permitted in Certain Situations. Nothing contained in this Article or elsewhere in this Indenture or in any of the Subordinated Notes shall prevent (a) the Guarantor, at any time except in a Bankruptcy Default, from making payments at any time under the Guarantee, or (b) the application by the Trustee of any money deposited with it hereunder pursuant to the Guarantee or the retention of such payment by the Holders, if, at the time of such application by the Trustee, it did not have knowledge that such payment would have been prohibited by the provisions of this Article.

     Section 12.11. Subrogation to Rights of Holders of Guarantor's Senior Debt. Subject to the payment in full of all the Guarantor's Senior Debt or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of the Guarantor's Senior Debt, the Noteholders shall be subrogated to the extent of the payments or distributions made to the holders of such of the Guarantor's Senior Debt pursuant to the provisions of this Article (equally and ratably with the holders of indebtedness of the Guarantor which by its express terms is subordinated to the indebtedness of the Guarantor to substantially the same extent as the Guarantees are subordinated to the Guarantor's Senior Debt and is entitled to like rights of subrogation) to the rights of the holders of such of the Guarantor's Senior Debt to receive payments and distributions of cash, property and securities applicable to the Guarantor's Senior Debt until amounts due under the Guarantees shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Guarantor's Senior Debt of any cash, property or securities to which the Noteholders or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of the Guarantor's Senior Debt by Noteholders or the Trustee, shall, as among the Guarantor, its creditors other than holders of the Guarantor's Senior Debt and the Noteholders, be deemed to be a payment or distribution by the Guarantor to or on account of the Guarantor's Senior Debt.

     Section 12.12. Provisions Solely to Define Relative Rights. The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Noteholders on the one hand and the holders of the Guarantor's Senior Debt on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Subordinated Notes is intended to or shall (a) impair, as among the Guarantor, its creditors other than holders of the Guarantor's Senior Debt and the Noteholders, the obligation of the Guarantor, which is absolute and unconditional, to pay to the Noteholders amounts due under the Guarantee in accordance with this Article; (b) affect the relative rights against the Guarantor of the Noteholders and creditors of the Guarantor other than the holders of the Guarantor's Senior Debt; or (c) prevent the Trustee or the Noteholder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of the Guarantor's Senior Debt to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

     Section 12.13. Trustee to Effectuate Subordination. Each Noteholder by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

     Section 12.14. No Waiver of Subordination Provisions. No right of any present or future holder of any of the Guarantor's Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Guarantor or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Guarantor with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

     Section 12.15. Notice to Trustee. The Guarantor shall give prompt written notice to the Trustee of any fact known to the Guarantor which would prohibit the making of any payment to or by the Trustee under the Guarantee. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Guarantee, unless and until the Trustee shall have received written notice thereof from the Guarantor or a holder of the Guarantor's Senior Debt or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 5.01, shall be entitled in all respects to assume that no such facts exist.

     Subject to the provisions of Section 5.01, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of the Guarantor's Senior Debt (or a trustee therefor) to establish that such notice has been given by a holder of the Guarantor's Senior Debt (or a trustee therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of the Guarantor's Senior Debt to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of the Guarantor's Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

     Section 12.16. Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Guarantor referred to in this Article, the Trustee, subject to the provisions of Section 5.01, and the Noteholders shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Noteholders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Guarantor's Senior Debt and other indebtedness of the Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

     Section 12.17. Trustee Not Fiduciary for Holders of the Guarantor's Senior Debt. The Trustee shall not be deemed to owe any fiduciary duty to the holders of the Guarantor's Senior Debt and shall not be liable to any such holders or creditors if it shall in good faith pay over or distribute to Noteholders or to the Guarantor or to any other Person cash, property or securities to which any holders of the Guarantor's Senior Debt shall be entitled by virtue of this Article or otherwise.

     Section 12.18. Rights of Trustee as Holder of the Guarantor's Senior Debt; Preservation of Trustee's Rights. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any of the Guarantor's Senior Debt which may at any time be held by it, to the same extent as any other holder of the Guarantor's Senior Debt and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

     Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 5.08.

     Section 12.19. Article Applicable to Paying Agents.

     In case at any time any paying agent other than the Trustee shall have been appointed by the Issuer and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such paying agent within its meaning as fully for all intents and purposes as if such paying agent were named in this Article in addition to or in place of the Trustee."

     Section 2.31. Schedule 1.

     The following paragraph 15 is hereby inserted following the last paragraph of Schedule 1 of the Base Indenture.

     "15 Guarantee

     The Subordinated Notes are fully and unconditionally guaranteed as to principal, premium and interest by the Guarantor in accordance with the terms of the Indenture."

     Section 2.32. Schedule 2.

     The following paragraph is hereby inserted immediately prior to the signature pages in Part I and Part II of Schedule 2 of the Base Indenture:

     "This Global Note is fully and unconditionally guaranteed as to principal, premium and interest by the Guarantor in accordance with the terms of the Indenture."

                                   ARTICLE 3
                                 MISCELLANEOUS

     Section 3.01. Effect Of Supplemental Indenture. Upon the execution and delivery of this First Supplemental Indenture by each of the Issuer, the Guarantor, and the Trustee, the Base Indenture shall be supplemented in accordance herewith, and this First Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Subordinated Notes hereafter authenticated and delivered under the Indenture shall be bound thereby.

     Section 3.02. Confirmation Of Indenture. The Base Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture, First Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument. This First Supplemental Indenture constitutes an integral part of the Base Indenture. In the event of a conflict between the terms and conditions of the Base Indenture and the terms and conditions of this First Supplemental Indenture, the terms and conditions of this First Supplemental Indenture shall prevail.

     Section 3.03. Concerning The Trustee. The Trustee assumes no duties, responsibilities or liabilities by reason of this First Supplemental Indenture other than as set forth in the Base Indenture. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture. The recitals and statements herein are deemed to be those of the Issuer and the Guarantor and not of the Trustee.

     Section 3.04. Governing Law. This First Supplemental Indenture shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State.

     Section 3.05. Separability. In case any provision contained in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 3.06. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

                            [Signature Pages Follow]

                                                                 EXECUTION COPY


     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first written above.


                                        ABN AMRO BANK N.V.


                                        By: /s/ R. Smit
                                           -------------------------------------
                                           Name:  R. Smit
                                           Title:


                                        By: /s/ Arjo Blok
                                           -------------------------------------
                                           Name:  Arjo Blok
                                           Title:

                                        ABN AMRO HOLDING N.V.


                                        By: /s/ R.W.J. Groenink
                                           -------------------------------------
                                           Name:  R.W.J. Groenink
                                           Title: Chairman of the Managing Board


                                        By: /s/ T. De Swaan
                                           -------------------------------------
                                           Name:  T. De Swaan
                                           Title: Member of the Managing Board

                                        THE BANK OF NEW YORK


                                        By: /s/ Paul Pereira
                                           -------------------------------------
                                           Name:  Paul Pereira
                                           Title: AVP